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                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC 20549

                                      FORM 8-K
                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                 Date of Report (date of earliest event reported):
                                 December 16, 1998

                         PATRIOT AMERICAN HOSPITALITY, INC.
               (Exact Name of Registrant as specified in its charter)

          DELAWARE                     01-13127                 94-0358820
(State or other jurisdiction       (Commission File          (I.R.S. Employer
      of incorporation)                 Number)             Identification No.)

                1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TX 75234
               (Address of principal executive offices and zip code)

                Registrant's telephone number, including area code:
                                   (214) 863-1000


                            WYNDHAM INTERNATIONAL, INC.
               (Exact Name of Registrant as specified in its charter)

          DELAWARE                     01-13127-01              94-2872485
(State or other jurisdiction       (Commission File          (I.R.S. Employer
      of incorporation)                 Number)             Identification No.)

                1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TX 75234
               (Address of principal executive offices and zip code)

                Registrant's telephone number, including area code:
                                   (214) 863-1000


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ITEM 5.   OTHER EVENTS

     Patriot American Hospitality, Inc., whose shares (NYSE: PAH) are paired and trade with those of its operating company, Wyndham International, Inc. (together, "Patriot" or the "Company"), has entered into a letter of intent with a group of investors to make a $1 billion equity investment in the Company. The investor group is comprised of Apollo Real Estate Advisors, L.P., Apollo Management, L.P., Thomas H. Lee Company, Beacon Capital Partners, Inc. and Rosen Consulting Group (together, the "Investors").

     Pursuant to the letter of intent (a copy of which is filed herewith as EXHIBIT 99.1 and incorporated herein in its entirety), the Investors would purchase $1 billion of Convertible Preferred Stock (the "Preferred Stock"). In addition, the letter of intent allows the Company to replace up to $400 million of the Preferred Stock with alternative financing, including a rights offering to Patriot's existing shareholders. The Preferred Stock, when issued, will be convertible into common shares at the lesser of $10.00 or 122.5% of Patriot's average closing price for the 20 trading days ending 10 days immediately preceding the date of the shareholder vote to approve the investment, but not less than the closing bid price as of December 15, 1998. The Preferred Stock will be entitled to a 9.75% dividend, payable quarterly, and a pro rata share of dividends paid on Patriot's fully diluted common stock, determined on an as converted basis. The investment is conditioned upon the completion of due diligence, execution of definitive agreements, successful restructuring of certain indebtedness, shareholder approval and certain other conditions.

     During the past several weeks, Patriot has held discussions with several potential investors. The Company determined that the proposal received from the Investors was the most favorable alternative received to date. By executing the letter of intent, the Company has agreed, subject to certain exceptions, to refrain from negotiations with third parties regarding alternative transactions during the next 45 days. The Company may, however, consider offers that they determine to be superior to the Investors' proposal. If the Company enters into an alternative transaction with a third party, the Company will be obligated to pay the Investors $30 million and reimburse the Investors for certain expenses.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT NO.    DESCRIPTION
99.1           Letter Agreement dated December 15, 1998 by and among Patriot
               American Hospitality, Inc., Wyndham International, Inc., Apollo
               Real Estate Advisors III, L.P., Apollo Management IV, L.P.,
               Thomas H. Lee Company, Beacon Capital Partners, Inc. and Rosen
               Consulting Group.

99.2           Press Release dated December 16, 1998


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: December 16, 1998                PATRIOT AMERICAN HOSPITALITY, INC.


                                        /s/ William W. Evans III
                                        ------------------------
                                        By:   William W. Evans III
                                        Its:  President and
                                              Chief Operating Officer


Dated: December 16, 1998                WYNDHAM INTERNATIONAL, INC.


                                        /s/ William W. Evans III
                                        ------------------------
                                        By:   William W. Evans III
                                        Its:  Executive Vice President


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                                    EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

99.1* Letter Agreement dated December 15, 1998 by and among Patriot American Hospitality, Inc., Wyndham International, Inc., Apollo Real Estate Advisors III, L.P., Apollo Management IV, L.P., Thomas H. Lee Company, Beacon Capital Partners, Inc. and Rosen Consulting Group.

99.2*          Press Release dated December 16, 1998

_________________
*Filed herewith.


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